Exhibit 13.2
Certification
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
(Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)
Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of Title 18, United States Code), each of the undersigned officers of Vale Overseas Limited (the “Company”), does hereby certify, to such officer’s knowledge, that:
The Annual Report on Form 20-F for the year ended December 31, 2005 of the Company fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form 20-F fairly presents, in all material respects, the financial condition and results of operations of the Company.
Date: May 25, 2006

/s/ Fabio de Oliveira Barbosa
Name:	Fabio de Oliveira Barbosa
Title:	Director and Principal Executive Officer

Date: May 25, 2006

/s/ Leonardo Moretzsohn de Andrade
Name:	Leonardo Moretzsohn de Andrade
Title:	Director and Principal Financial Officer